UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 20, 2012
AXIM INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6623 Las Vegas Boulevard, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-750-8242
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective July 20, 2012, the Company entered into a Convertible Loan Agreement (“Agreement”) with 4 lenders.  The Agreement provides a principle sum of $ 280,000 with interest of 10% per annum and is due and payable in 36 months.  The outstanding loan is convertible into common stock at the option of the lender within 24 months.  The loan is convertible at $ 0.05.  The Company can request the loan with 30 days notice. The Agreement was entered into with non-U.S. persons.

The Company will use proceeds of the loan to fund working capital ($30,000) and the purchase of the APS200 system ($250,000). The Company intends to request the loan to purchase the APS200 system prior to June 30, 2013 pursuant to its agreement with Omega Research Corporation and Alpha International Marketing Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM INTERNATIONAL INC.
/s/ Rosemary Samuels

Rosemary Samuels
President, CEO, CFO, and Director
Date:	July 25, 2012